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                                                            Exhibit 10(yy)

                      AMENDMENT TO EMPLOYMENT AGREEMENT
                      ---------------------------------

THIS AMENDMENT is made and entered into this 3rd day of APRIL 2003, by and
                                             -------    ----------
between K-V PHARMACEUTICAL COMPANY, a Delaware Corporation (the "Company") and VICTOR M. HERMELIN (the "Employee").

         WITNESSETH THAT:

WHEREAS, the Company and Employee entered into an Employment Agreement, dated February 20, 1974 (the "Employment Agreement"), pursuant to which the Company agreed to pay monthly salary continuation payments upon retirement for a term of twelve (12) years from the date of his retirement; which was amended on August 12, 1986, to Employee's lifetime in an amount equal to forty percent (40%) of Employee's base compensation at retirement, increased annually by the percentage increase in the cost of living and also provided that in the event of Employee's death, salary continuation of compensation would be paid to Employee's widow equal to one-half of the amount otherwise payable to Employee until October 30, 1990.

WHEREAS, in consideration of continuing valuable services performed by Employee for the Company after his retirement, as Chairman of the Board, a Consultant to the Company and his ongoing role as confidante to the Company and contributions that could not be contemplated, as well as his continuous service as Chairman of the Board, the



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Company hereby agrees to give consideration to his surviving spouse through reinstating the surviving spouse provision which provides for one-half (1/2) of the retirement benefit, which is currently $61,148.10 annually and would be payable as a surviving spouse benefit on the terms set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises herein contained, it is agreed by and between the parties hereto as follows:

    1. Section 4(b) of the Agreement, as amended, is hereby deleted in its entirety and the following is inserted in lieu thereof:

             4.    Salary continuation Benefits.
                   ----------------------------

    (b) In the event of Employee's death, Company agrees to thereafter pay to Employee's widow, during the period commencing on the date of Employee's death and ending on March 31, 2020, salary continuation compensation equal to one-half (1/2) of the amount otherwise payable to Employee under the provisions of Section 4(a) of the Agreement, as amended.

    2. Except as expressly provided herein, this Amendment is not intended to amend or modify any other provisions of the Employment Agreement, as amended, all of which except as provided herein will remain in full force and effect.

    3. This Amendment shall be construed in accordance with and governed by the laws of the State of Missouri.



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    4.   This Amendment shall be binding upon and inure to the benefit of the Company and its successors and assigns and Employee and his heirs, executors, administrators, and personal or legal representatives.


IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above.


                                  K-V PHARMACEUTICAL COMPANY

                                  BY:      /s/ Gerald R. Mitchell
                                      ---------------------------------------
                                         Vice President, Treasurer & CFO
                                         "Company"


                                        /s/ Victor M. Hermelin
                                  -------------------------------------------
                                            Victor M. Hermelin
                                                "Employee"